Filed Pursuant to Rule 424(b)(5)
Registration No. 333-282975

PROSPECTUS SUPPLEMENT

(To prospectus dated November 4, 2024)

Watsco, Inc.

WATSCO, INC. DIVIDEND REINVESTMENT PLAN

300,000 SHARES OF COMMON STOCK

300,000 SHARES OF CLASS B COMMON STOCK

Watsco, Inc. (“Watsco”) is offering its existing shareholders the opportunity to acquire shares of Common stock or Class B common stock through its Dividend Reinvestment Plan (the “Plan”). This prospectus supplement describes and constitutes the Plan. Please read this prospectus supplement carefully and keep it for future reference.

If you are an existing holder of either Common stock, par value $0.50 per share (“Common stock”), or Class B common stock, par value $0.50 per share (“Class B common stock” and, together with the Common stock, “common stock”), of Watsco, you may purchase additional shares of the class of common stock that you own by reinvesting all or a portion of the cash dividends paid on your shares of common stock.

Participation in the Plan is entirely voluntary, and you may discontinue your participation at any time. You may participate in the Plan regardless of whether you hold your shares directly or indirectly through a broker, bank or other intermediary.

As of the date of this prospectus supplement, we have issued 7 shares of our Common stock and 13,391 shares of Class B common stock under the Plan pursuant to a prospectus supplement, dated March 29, 2024, to our prior registration statement on Form S-3 (File No. 333-260758), which registration statement has been replaced by the registration statement of which this prospectus supplement forms a part; consequently, 299,993 shares of Common stock and 286,609 shares of Class B common stock currently remain available for acquisition by our existing shareholders under the Plan, this prospectus supplement and the accompanying prospectus.

Watsco’s Common stock and Class B common stock are listed on the New York Stock Exchange and trade under the symbols “WSO” and “WSOB”, respectively. The last reported sales prices of the Common stock and Class B common stock on the New York Stock Exchange on October 29, 2024 were $473.47 and $492.30, respectively.

The purchase price of Common stock or Class B common stock purchased directly from Watsco for dividend reinvestments will be the average of the daily high and low sale prices of the Common stock or Class B common stock, as applicable, as reported by the New York Stock Exchange, on the date on which a dividend is paid to a holder of common stock, or, if shares did not trade on that date, then the purchase price of Common stock or Class B common stock purchased directly from Watsco for dividend reinvestments will be the average of the daily high and low sale prices of the Common stock or Class B common stock, as applicable, as reported by the New York Stock Exchange, on the immediately preceding trading date on which the applicable shares traded.

Equiniti Trust Company LLC serves as the Plan administrator (the “Plan Administrator”).

Investing in our securities involves risks. See “Risk Factors” on page S-1 of this prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus supplement is November 4, 2024.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

We are providing information to you about this offering in two parts. The first part is this prospectus supplement, which provides the specific details regarding this offering. The second part is the accompanying base prospectus, which provides general information. Generally, when we refer to this “prospectus,” we are referring to both documents combined. Some of the information in the base prospectus may not apply to this offering. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement.

You should rely only on the information contained in, or incorporated by reference in, this prospectus supplement, the accompanying prospectus and any free writing prospectus related to this offering prepared by us or on our behalf or otherwise authorized by us. We have not authorized anyone to provide you with different information, and if anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

References in this prospectus supplement to the “Registrant,” “Watsco,” “we,” “us,” and “our” refer to Watsco, Inc., a Florida corporation, and its subsidiaries, unless the context requires otherwise.

S-ii

RISK FACTORS

An investment in our securities involves significant risks. You should consult with your own financial and legal advisers and carefully consider, among other matters, the risks described in our Annual Report on Form 10-K for the year ended December 31, 2023 and the other documents incorporated herein by reference. You should carefully consider the risks described in those reports and the other information in this prospectus supplement and accompanying prospectus before you decide to buy our common stock. The value of our common stock could decline due to any of these risks, and you could lose all or part of your investment. Please also note the following:

•	You will not know the price for the shares you are purchasing under the Plan at the time you elect to have your dividends reinvested.

•

The price of shares of common stock may fluctuate between the time you decide to purchase shares under the Plan and the time of actual purchase. In addition, during this time period, you may become aware of additional information that might affect your investment decision.

•	Shares of common stock deposited in a Plan account may not be pledged until the shares are withdrawn from the Plan.

•

You will be treated as having received dividend income on the dividend payment date for Federal income tax purposes. Such dividends will generally give rise to a tax liability even though no cash was actually paid to you. This may create a liability for payment of income tax without providing you with immediate cash to pay this tax when it becomes due.

•

You bear the risk of loss from market price changes for shares of common stock purchased under the Plan. Neither we nor the Plan Administrator can give you any assurance that shares of common stock purchased under the Plan will, at any particular time, be worth more or less than the amount you paid for them.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain of the statements contained in this prospectus supplement, the accompanying prospectus and in documents incorporated by reference in this prospectus supplement are “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. Generally, the words “anticipate,” “estimate,” “could,” “should,” “may,” “plan,” “seek,” “expect,” “believe,” “intend,” “target,” “will,” “project,” “focused,” “outlook,” “goal,” “designed” and variations of these words and negatives thereof and similar expressions are intended to identify forward-looking statements, which generally are not historical in nature. All statements which address future operating performance, events or developments that we expect or anticipate will occur in the future, and statements about future operating results, are forward-looking statements, including statements regarding, among other items, (i) economic conditions, (ii) business and acquisition strategies, (iii) potential acquisitions and/or joint ventures and investments in unconsolidated entities, (iv) financing plans and (v) industry, demographic and other trends affecting our financial condition or results of operations. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. As and when made, management believes that these forward-looking statements are reasonable. However, caution should be taken not to place undue reliance on any such forward-looking statements since such statements speak only as of the date when made and there can be no assurance that such forward-looking statements will occur. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Factors exist that could cause our actual results to differ materially from the expected results described in or underlying our forward-looking statements. Some of such factors are described under “Risk Factors” in our Annual Report on Form 10-K most recently filed with the Securities and Exchange Commission, (“SEC”) and in similar sections of documents incorporated into this prospectus by reference. Such factors include:

•	general economic conditions, both in the United States and in the international markets we serve;

•	competitive factors within the HVAC/R industry;

•	effects of supplier concentration, including conditions that impact the supply chain;

•	fluctuations in certain commodity costs;

•	consumer spending;

•	consumer debt levels;

•	new housing starts and completions;

•	capital spending in the commercial construction market;

•	access to liquidity needed for operations;

•	seasonal nature of product sales;

•	weather patterns and conditions;

•	insurance coverage risks;

•	federal, state, and local regulations impacting our industry and products;

•	prevailing interest rates;

•	the effect of inflation;

•	foreign currency exchange rate fluctuations;

•	international risk;

•	cybersecurity risk; and

•	the continued viability of our business strategy.

Accordingly, there can be no assurance that the forward-looking statements contained herein will occur or that objectives will be achieved. All written and verbal forward-looking statements attributable to Watsco, Inc. or persons acting on our behalf are expressly qualified in their entirety by such factors.

ABOUT WATSCO

Watsco, Inc. was incorporated in Florida in 1956 and is the largest distributor of air conditioning, heating, and refrigeration equipment and related parts and supplies (“HVAC/R”) in the HVAC/R distribution industry in North America. At September 30, 2024, we operated from 689 locations in 43 U.S. States, Canada, Mexico, and Puerto Rico with additional market coverage on an export basis to portions of Latin America and the Caribbean, through which we serve more than 125,000 active contractors and dealers that service the replacement and new construction markets.

Our principal executive office is located at 2665 South Bayshore Drive, Suite 901, Miami, Florida 33133, and our telephone number is (305) 714-4100. Our website address on the Internet is www.watsco.com and e-mails may be sent to info@watsco.com. Our website address is included in this prospectus supplement only as an inactive textual reference. Information contained on, or available through, our website is not incorporated by reference in, or made a part of, this prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The U.S. Securities and Exchange Commission (the “SEC”) allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring to those documents. We hereby “incorporate by reference” the documents listed below, which means that we are disclosing important information to you by referring you to those documents. The information that we file later with the SEC will automatically update and in some cases supersede this information. Specifically, we incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(a)	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 23, 2024;

(b)

our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 3, 2024, for the quarter ended on June  30, 2024, filed with the SEC on August  2, 2024 and for the quarter ended September 30, 2024, filed with the SEC on November 1, 2024;

(c)

our Current Reports on Form 8-K filed with the SEC on February 21, 2024, March  29, 2024 and June 6, 2024 (not including any information furnished under Item 2.02, 7.01 or 9.01 of such Form 8-K or any other information that is identified as “furnished” rather than filed, which information is not incorporated by reference herein);

(d)

our Definitive Proxy Statement on Schedule 14A filed in connection with our Annual Meeting of Shareholders held on June 3, 2024, filed with the SEC on April 26, 2024 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2023); and

(e)

the description of our Common stock and Class  B common stock contained in our Current Report on Form 8-K, filed with the SEC on December 7, 2012, and any amendments to such Current Report filed subsequently thereto, including all amendments or reports filed for the purpose of updating such description, including the description of our Common stock and Class B common stock filed as Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2019 filed on February 28, 2020.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (not including any information furnished under Item 2.02, 7.01 or 9.01 of Form 8-K or any other information that is identified as “furnished” rather than filed, which information is not incorporated by reference herein), prior to the date on which all securities to which this prospectus supplement relates have been sold or this offering is otherwise terminated, shall be deemed to be incorporated by reference in this prospectus supplement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein, or in any other subsequently filed document that also is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request of that person, a copy of any and all of the information that has been incorporated by reference in this prospectus supplement (excluding exhibits unless specifically incorporated by reference into those documents). Please direct requests to us at the following address:

Watsco, Inc.

Attn: Investor Relations

2665 S. Bayshore Drive, Suite 901

Miami, Florida, 33133

(305) 714-4100

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of a registration statement we filed with the SEC and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made (or incorporated by reference) in this prospectus supplement to any of our contracts, agreements, or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement for a copy of such contract, agreement, or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly, and current reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

Our website address is www.watsco.com. The information contained on, or accessible through, our website is not incorporated into this prospectus supplement or accompanying prospectus and does not form a part hereof or thereof.

DESCRIPTION OF THE PLAN

The following is a description of the material terms of the Watsco, Inc. Dividend Reinvestment or the “Plan.”

Purpose

The Plan provides existing shareholders with a convenient way to acquire common stock by investing cash dividends paid on common stock. You may participate in the Plan regardless of whether you hold your shares directly or indirectly through a broker, bank or other intermediary.

Plan Administrator

Equiniti Trust Company LLC serves as the Plan Administrator. The Plan Administrator, either directly or through affiliates, directs the purchase of shares of common stock for Plan participants, keeps records, sends statements and performs other duties required by the Plan. An affiliate of the Plan Administrator serves as transfer agent, registrar and dividend paying agent for common stock.

The Plan Administrator may appoint an independent agent to act on behalf of Plan participants in buying common stock in the open market and in selling shares of common stock held in the Plan for participants.

Contact Information for Plan Administrator

You may contact the Plan Administrator as follows:

By telephone	1-800-937-5449 Monday through Friday, 8:00 a.m. to 8:00 p.m. Eastern Time

In writing:	Equiniti Trust Company LLC P.O. Box 10027 Newark, NJ 07101

Via email:	HelpAST@equiniti.com

Website:	https://equiniti.com/us/ast-access/individuals/

Please include your name, address, daytime telephone number and account number and refer to Watsco on all correspondence.

Who May Participate

You may participate in the Plan only if you are a current holder of common stock.

How to Participate

There is no fee for participating in the Plan. You can obtain an enrollment form and a pre-addressed envelope by telephoning the Plan Administrator or by writing the Plan Administrator at its address.

•	If your shares of common stock are registered in your name, then you can join the Plan by:

•	completing an enrollment form and returning it to the Plan Administrator;

•	telephoning the Plan Administrator; or

•

enrolling online through the Plan Administrator’s website at https://equiniti.com/us/ast-access/individuals/. You also can access this site by going to the Investor Relations section of Watsco’s website at www.watsco.com and clicking on the link you will find there. The information contained on, or accessible through, our website is not incorporated into this prospectus supplement or accompanying prospectus and does not form a part hereof or thereof.

•

If your shares of common stock are held in “street name” in a brokerage, bank or other intermediary account, then you can participate in the Plan either by instructing your broker, bank or other intermediary to have your shares transferred into your name and then enrolling in the Plan, or by requesting that your broker, bank or other intermediary participate in the Plan on your behalf. Please contact your broker, bank or other intermediary if you wish to participate in the Plan.

Summary of Participation Fees

The following fees apply to your participation in the Plan as of the date of this prospectus supplement:

Service fee for dividend reinvestment	Paid by Watsco

Commissions for purchase	None (if purchased from Watsco) $0.15 per share if purchased in open market

Fee for safekeeping	None

Service fee for a batch order sale of shares (partial or full)	$17.00 per transaction plus $0.15 commission per share

Service fee for sale of a fractional share at termination or withdrawal	$17.00 per transaction plus $0.15 commission per share

Processing fee for sale of shares	$17.00 per transaction plus $0.15 commission per share

Watsco may change these participation fees at any time. Watsco will give you notice of any fee increase before the increase becomes effective with respect to you. Any fractional share will be rounded up to a whole share solely for purposes of calculating any applicable processing fee.

Dividend Reinvestment

Investment Options. When you enroll in the plan, you may choose one of the following three investment options regarding cash dividends on your common stock:

•

Full Dividend Reinvestment: The cash dividends, minus any withholding tax, on all shares registered in your name or credited to your account will automatically be fully reinvested in shares of common stock.

or

•

Partial Dividends Paid in Cash: You will receive a check or electronic deposit for cash dividends, minus any withholding tax, based on the number of full shares of common stock in your name or credited to your account which you specify in your enrollment form. The cash dividends on the remaining shares will automatically be reinvested in shares of common stock. This option allows you to receive a fixed amount of cash each quarter (assuming the dividend rate stays the same).

or

•

All Dividends Paid in Cash (No Dividend Reinvestment): None of your cash dividends will be reinvested in shares of common stock. You will receive a check or electronic deposit for the full amount of cash dividends, minus any withholding tax, paid on the shares registered in your name or credited to your account.

If you do not specify any option when you enroll, then your account automatically will be set up for full dividend reinvestment.

You must instruct any broker, bank or other intermediary holding shares on your behalf as to your preferred option regarding reinvestment of dividends on those shares through the Plan.

Common stock and Class B common stock. All dividends reinvested under the Plan will be used to acquire shares of the same class as the class on which the dividend was paid. If a cash dividend is paid on Common stock, then the Plan will use that dividend to acquire additional Common stock; and if a cash dividend is paid on Class B common stock, then the Plan will use that dividend to acquire additional Class B common stock. You may not elect to use cash dividend paid on a given class of common stock to acquire shares of a different class of common stock under the Plan.

Initial Option Selection. Your reinvestment option will not apply to a particular cash dividend if you do not enroll in the Plan before the “record date” for that dividend, which is the date on which a person must be a registered holder of common stock in order to receive dividends. If you enroll after the business day preceding the record date for a dividend payment, then reinvestment of dividends will be delayed until payment of the dividend for the next dividend period. No interest will be paid on funds held by the Plan Administrator pending investment.

Change of Option. You may change your investment option at any time by completing a new enrollment form and returning it to the Plan Administrator, by telephoning the Plan Administrator or by contacting the Plan Administrator via email at HelpAST@equiniti.com. The Plan Administrator must receive notice of a change of your investment option before the record date for a dividend payment for the change to be effective for that dividend payment.

Dividend Payment Dates. The declaration and payment of cash dividends on shares of common stock are subject to the discretion of Watsco’s Board of Directors (the “Board”). If and when declared by the Board, cash dividends are normally payable on the last business day of January, April, July and October.

No Guarantee of Dividends. The amount of any future dividends that we will pay, if any, will depend upon a number of factors. Future dividends will be declared and paid at the sole discretion of the Board of Directors and will depend upon such factors as cash flow generated by operations, profitability, financial condition, cash requirements, prospects, and other factors deemed relevant by the Board. The right of the Board to declare dividends, however, is subject to the availability of sufficient funds under Florida law to pay dividends. In addition, our ability to pay dividends depends on certain restrictions in our credit agreement.

Credit of Reinvested Dividends. If the Plan Administrator acquires the shares for a particular dividend reinvestment from Watsco, then your account will be credited with the shares on the dividend payment date. If the Plan Administrator acquires the shares through open market transactions, purchases of shares of common stock made with reinvested dividends for any dividend period will begin on the related dividend payment date and will continue until all purchases for that dividend payment date are completed. In this case, your account will be credited with the shares following the last day on which all such purchases are completed.

Electronic Deposit of Cash Dividends. If you choose partial dividend reinvestment or full payment of cash dividends, then you can have your cash dividends deposited directly into your U.S. bank account instead of receiving a check by mail. To have your cash dividends deposited electronically, you must request an authorization for electronic direct deposit form or enroll online at https://equiniti.com/us/ast-access/individuals/. You should allow 30 days from the date of the Plan Administrator’s receipt of the completed form or online request for the direct deposit to be established. You also may change your designated bank account for direct deposit or discontinue this feature by notifying the Plan Administrator in writing or online at https://equiniti.com/us/ast-access/individuals/.

Purchase of Shares

Sources of Shares. The Plan Administrator will purchase shares of common stock needed to meet the requirements of Plan participants for dividend reinvestments:

•	directly from Watsco in the form of authorized but unissued shares or treasury shares;

•	from third parties, through open market purchases; or

•	using a combination of direct purchases from Watsco and purchases from third parties.

Watsco will have the sole discretion to determine which of these sources of shares will be used to meet Plan requirements from time to time. If the Plan Administrator purchases shares of Watsco common stock from third parties, then you will be required to pay a processing fee, as described above under “—Summary of Participation Fees.”

Pricing of Shares Purchased from Watsco. Watsco may elect to satisfy the requirements of Plan participants for dividend reinvestments with shares purchased directly from Watsco. If it does so, the purchase price of Common stock or Class B common stock purchased directly from Watsco will be the average of the daily high and low sale prices of the Common stock or Class B common stock, as applicable, as reported by the New York Stock Exchange, on the date on which a dividend is paid to a holder of common stock, or, if shares did not trade on that date, then the purchase price of Common stock or Class B common stock purchased directly from Watsco will be the average of the daily high and low sale prices of the Common stock or Class B common stock, as applicable, as reported by the New York Stock Exchange, on the immediately preceding trading date on which the applicable shares traded. No processing fee will be charged.

Pricing of Shares Purchased from Third Parties. If Watsco elects to satisfy the requirements of Plan participants through shares purchased in the open market, the price per share will be the weighted average price of all shares purchased by the Plan Administrator’s independent agent for the applicable investment period. You will be required to pay a processing fee, as described above under “—Summary of Participation Fees.”

Timing and Control When Shares are Purchased from Third Parties. The Plan Administrator will make arrangements with an independent agent to use reinvested cash dividends to purchase shares of common stock in the open market on such terms as the Plan Administrator may reasonably determine. Purchases will begin on the applicable investment date and may be made over a number of days to meet the requirements of the Plan. No interest will be paid on funds held by the Plan Administrator pending investment. The independent agent may commingle your funds with those of other participants in the Plan for purposes of executing purchase transactions.

Because the Plan Administrator will arrange for the purchase of shares, neither Watsco nor any participant in the Plan has the authority or power to control either the timing or pricing of the shares purchased. Therefore, you will bear the market risk associated with fluctuations in the price of common stock because the market price of common stock could rise or fall before the Plan Administrator arranges to purchase common stock with the reinvestment funds. The Plan Administrator will use its best efforts to apply all funds to the purchase of shares before the next investment date, subject to any applicable requirements of federal or state securities laws or regulations.

Sale of Shares

You can sell any number of shares held in your Plan account by notifying the Plan Administrator. If you elect to sell any shares held in your Plan account, then such sale will be handled via a “batch order”. A batch order is an accumulation of sales requests made by Plan participants that are submitted together by the Plan Administrator for execution as a collective request. All sale requests received in writing will be processed as batch order sales. Sale instructions for batch orders received by the Plan Administrator will be processed no later than five trading days after the date on which the order is received (except where deferral is required under applicable federal or state laws or regulations), assuming sufficient market liquidity exists in the judgment of the Plan Administrator’s independent agent. To maximize cost savings for batch order sale requests, the Plan Administrator will seek to sell shares in round lot transactions. For this purpose, the Plan Administrator may combine each selling Plan participant’s shares with those of other selling Plan participants. In every case of a batch order sale, the price to each selling Plan participant will be the weighted average sale price obtained by the Plan Administrator’s independent agent for each aggregate order placed by the Plan Administrator and executed by the independent agent, less a service fee and a processing fee per share sold, as discussed above under “—Summary of Participation Fees.”

Proceeds of sale are normally paid by check and normally will be distributed within one business day after your sale transaction has settled.

Processing fees include any applicable brokerage commissions the Plan Administrator is required to pay. Any fractional share will be rounded up to a whole share solely for purposes of calculating any applicable processing fee. The Plan Administrator may require a sale request to be submitted in writing. Please contact the Plan Administrator to determine if there are any limitations applicable to your particular sale request.

The Plan Administrator reserves the right to decline to process a sale of shares if it determines, in its sole discretion, that supporting legal documentation is required and has not been provided to it. In addition, no person will have any authority or power to direct the time or price at which shares for the Plan are sold, and no one other than the Plan Administrator will select the independent agent through or from which sales are to be made.

You should be aware that the price of the common stock may rise or fall during the period from submission of a sale request through the sale of your shares on the open market. Instructions for a batch order are binding and may not be rescinded. If you prefer to have control over the exact price and timing of your sale, then you can choose to withdraw the shares you wish to sell from the Plan, have them registered in your own name through the direct registration system, or “DRS,” or in the name of your broker, and conduct the transaction through a broker of your choice.

If your total holdings in the Plan fall below one share, the Plan Administrator may liquidate the fractional share, remit the proceeds to you by check, and close your Plan account. The amount of the check will be based on the then-current market value of the fractional share, less a service fee and a processing fee per share sold, as discussed above under “—Summary of Participation Fees.”

Gifts or Transfers of Shares

You can give or transfer shares from your Plan account to anyone you choose by:

•	transferring shares from your Plan account to the account of an existing Plan participant; or

•	transferring a whole number of shares from your account to a recipient outside the Plan.

You may transfer shares to the accounts of existing Plan participants or establish a new account. If your investments or transfers are made to an existing account, the dividends on the shares credited pursuant to such investments or transfers will be reinvested in accordance with the elections made on the existing account. New Plan participants may elect any of the dividend investment options by completing an enrollment form.

When authorizing a transfer of shares, you must send written instructions to the Plan Administrator and must have your signature on the letter of instruction medallion guaranteed by a financial institution participating in the Medallion Signature Guarantee program. A Medallion Signature Guarantee is a special guarantee for securities that may be obtained through a financial institution such as a broker, bank, savings and loan association or credit union. The guarantee ensures that the individual requesting the transfer of securities is the owner of those securities. Most banks and brokers participate in the Medallion Signature Guarantee program.

If you need additional assistance regarding the transfer of your shares, please telephone the Plan Administrator.

Safekeeping of Shares in Book-Entry Form

Shares of common stock that you buy under the Plan will be maintained in your Plan account in book-entry, rather than certificate, form. You may deposit any other shares of common stock that you hold in certificate form into your Plan account for “safekeeping” to be held in book-entry form, at no cost to you. Deposited shares will be credited to your account. You also may contribute shares you hold in book-entry form through DRS into your Plan account by writing to or telephoning the Plan Administrator. Following any deposit of stock certificates or contribution of DRS shares into your Plan account, these shares will be treated in the same manner as shares purchased through the Plan, affording you the option of reinvesting your dividends and selling these shares through the Plan.

Depositing stock certificates into your Plan account is advantageous because you no longer bear the risk and cost associated with the loss, theft or destruction of stock certificates. To deposit stock certificates for safekeeping, complete the tear-off section of your account statement or write a letter of instruction and send it, along with your stock certificates, to the Plan Administrator at:

Watsco Dividend Reinvestment Plan

c/o Equiniti Trust Company LLC

P.O. Box 10027

Newark, NJ 07101

Watsco and the Plan Administrator recommend that you send your stock certificates by registered mail and insured for 5% of the value of the related shares. Please do not endorse the certificates or complete the assignment section.

Withdrawal of Shares from Your Plan Account

At any time, you may withdraw shares from your Plan account, free of charge, and obtain the withdrawn shares in book-entry form through DRS upon written request to the Plan Administrator. You also may request the Plan Administrator to issue a physical stock certificate. Stock certificates may be requested by telephoning the Plan Administrator or by submitting a request to the Plan Administrator in writing or through the Plan Administrator’s website at https://equiniti.com/us/ast-access/individuals/. Issuance of physical stock certificates may be subject to an additional fee. Please contact the Plan Administrator to determine if there is a stock certificate issuance fee.

Only whole shares may be withdrawn from your Plan account. If your request involves a fractional share, a check for the value of the fractional share will be mailed to you. The amount of the check will be based on the then-current market value of the fractional share, less a service fee and a processing fee per share sold, as discussed above under “—Summary of Participation Fees.” The Plan Administrator will establish the book-entry position through DRS representing the withdrawn shares within five trading days after receiving your request.

Book-entry positions through DRS will be established in the name or names in which your Plan account is registered, unless the Plan Administrator is otherwise instructed. If the book-entry position through DRS is to be established in a name other than the name appearing in your Plan account registration, the signature on the instructions or stock power you provide must be guaranteed by a financial institution participating in the Medallion Signature Guarantee program, as described above under “—Gifts or Transfers of Shares.”

No Pledging of Shares

You may not pledge any shares of common stock held in your account as collateral for a loan or other obligation. If you wish to pledge shares held in your Plan account, you first must withdraw from your Plan account the number of shares you propose to pledge.

Statements of Account

If you participate in dividend reinvestment, the Plan Administrator will mail you a statement after each reinvestment showing all of your year-to-date transactions (including shares, amounts invested or purchase prices) and other account information. Supplemental statements or notices will be sent when you make a deposit, transfer or withdrawal of shares.

Instead of receiving paper statements, you may elect to receive all statements or notices electronically when enrolling or changing your participation options through the Plan Administrator’s website at https://equiniti.com/us/ast-access/individuals.

If you do not participate in dividend reinvestment, the Plan Administrator will send you a statement or notice confirming any transactions you make under the Plan. If you continue to be enrolled in the Plan, but have no transactions in a given year, you will receive an annual statement. You may, however, request at any time a statement of your account from the Plan Administrator for the current year and for prior years. There may be a fee for obtaining any prior-year statement, as discussed above under “—Summary of Participation Fees.” You also may obtain information about your account online through the Plan Administrator’s website at https://equiniti.com/us/ast-access/individuals/.

Specific cost basis information will be included in your statement in accordance with applicable law. Please retain your account statements to establish the cost basis of shares purchased under the Plan for income tax and other purposes.

You should notify the Plan Administrator promptly of any change in your address or, if you elect to receive communications electronically, your e-mail address, to ensure that you receive all notices, statements and reports regarding your participation in the Plan.

Termination of Participation

You may terminate your participation in the Plan at any time by either telephoning the Plan Administrator or delivering written instructions to the Plan Administrator. The termination request must be made by all registered holders listed on the account.

If a termination request is received near a record date for an account whose dividends are to be reinvested, the Plan Administrator, at its sole discretion, may either distribute such dividends in cash or reinvest them in shares on your behalf. If reinvestment is made, the Plan Administrator will process the termination request as soon as practicable, but in no event later than five trading days after the reinvestment is complete.

Upon termination of your participation in the Plan, you must choose either to receive the number of whole shares held in your account in book-entry form through DRS and a check for the value of any fractional share, or to have all of the shares in your account sold for you as described above under “—Sale of Shares.” If you choose to receive a check for the value of the fractional share, that payment will be based on the then-current market value of the fractional share, less a service fee and a processing fee per share sold, as discussed above under “—Summary of Participation Fees.” If you choose to receive the shares, they will be credited to a book-entry account through DRS established in the same name or names under which your Plan account is registered. The Plan Administrator will send any sale proceeds to you as soon as reasonably practicable.

Other Information About the Plan

Business Day and Trading Day. As used in the Plan, “business day” means each Monday, Tuesday, Wednesday, Thursday and Friday on which banks are open for business in New York City, and “trading day” means each Monday, Tuesday, Wednesday, Thursday and Friday on which trading occurs on the NYSE.

Stock Splits, Stock Dividends and Other Distributions. If dividends are paid in common stock, or if common stock is distributed in connection with any stock split or similar transaction, each account balance will be adjusted to reflect the receipt of the common stock paid or distributed. You will receive a statement indicating the number of shares paid or distributed as a result of the transaction.

Other Capitalization Changes. If there occurs any other transaction that results in the number of outstanding shares of common stock being increased or decreased, such as a recapitalization, reclassification, reverse stock split or other combination of shares of common stock, or other increase or decrease in shares of common stock effectuated without receipt of consideration by Watsco, each account balance will be adjusted to reflect the results of the transaction. You will receive a statement indicating the effects of the transaction on your account balance.

Voting of Shares. The Watsco shares in your Plan account will be voted at each meeting of shareholders in accordance with your voting instructions if your proxy is timely and properly submitted. If you do not provide any voting instructions, but timely and properly submit your proxy, all of your shares will be voted in accordance with the recommendations of the Board. If you do not timely and properly submit your proxy, none of your shares will be voted unless you vote in person at the meeting of shareholders.

Shareholder Communications. Plan participants will receive all communications sent to all holders of Watsco common stock as required by applicable law and Watsco’s governing documents. Subject to applicable law, Plan participants that elect to receive shareholder communications electronically may receive these communications by e-mail instead of in paper form. Plan participants also can obtain current financial and other information about Watsco by visiting the Investor Relations section of the Watsco website at www.watsco.com. The information contained on, or accessible through, our website is not incorporated into this prospectus supplement or accompanying prospectus and does not form a part hereof or thereof.

Liability of Watsco, the Plan Administrator and the Independent Agent. Neither Watsco or any of its subsidiaries nor the Plan Administrator or its independent agent will be liable for any act performed in good faith or required by applicable law or for any omission to act made in good faith. This limitation of liability includes, but is not limited to, any claims of liability for:

•	failure to terminate an account upon the death of a participant before receiving written notice of such death and a request to terminate participation from a qualified representative of the deceased;

•	failure by a participant to receive communications regarding the Plan, when the participant fails to update changes to the address or e-mail address on file with the Plan Administrator;

•	purchase or sale prices reflected in a participant’s Plan account or the dates of purchases or sales of a participant’s Plan shares; or

•	any fluctuation in the market value of a participant’s Plan shares after any purchase or sale of shares.

Watsco, its subsidiaries, any of their respective agents and the Plan Administrator will not have any duties, responsibilities or liabilities other than those expressly set forth in the Plan or as imposed by applicable laws. Because the Plan Administrator has assumed all responsibility for administering the Plan, Watsco and its subsidiaries specifically disclaim any responsibility for any actions or inactions of the Plan Administrator or its independent agent in connection with the administration of the Plan. None of the directors, officers, employees or shareholders of Watsco or any of Watsco’s subsidiaries will have any personal liability under the Plan.

The foregoing limitation of liability does not represent a waiver of any rights you may have under applicable securities laws.

Plan Suspension, Modification or Termination. Watsco reserves the right to suspend, modify or terminate the Plan at any time. You will receive notice of any suspension, material modification or termination. If you elect to receive your account information electronically, Watsco may send any of these notices by e-mail. Watsco and the Plan Administrator also reserve the right to change any administrative procedures of the Plan.

Change of Eligibility; Termination of Participation. The Plan is designed for long-term investors who wish to invest and build their ownership of Watsco common stock over time. The Plan is not intended to provide holders of shares of common stock with a mechanism for rapid turnover of shares. Further, the Plan’s intended purpose precludes any individual or entity from establishing a series of related accounts for the purpose of conducting arbitrage operations. You should not use the Plan to engage in short-term trading activities that could change the normal trading volume of Watsco common stock. If you engage in short-term trading activities, Watsco may prevent you from participating in the Plan. Watsco reserves the right to deny, suspend or terminate participation by a Plan participant who is using the Plan for purposes inconsistent with the intended purpose of the Plan. In such an event, the Plan Administrator will notify the participant in writing of its action and will continue to maintain the participant’s shares in book-entry form through DRS but will no longer reinvest the participant’s dividends.

Foreign Investors. You may not participate in the Plan if it would be unlawful for you to do so in the jurisdiction where you are a citizen or, if you are a corporation or other entity, where you are organized or domiciled. If you are a citizen of, or organized or domiciled in, a country other than the United States, you should confirm that by participating in the Plan you will not violate local laws governing, among other matters, taxes, currency and exchange controls, stock registration and foreign investments. Watsco reserves the right to terminate the participation of any investor in the Plan if it deems termination to be advisable under any foreign laws or regulations. Foreign investors may be subject to tax withholding requirements, as discussed in this prospectus supplement under “Material U.S. Federal Income Tax Considerations.”

Change of Plan Administrator. Watsco reserves the right to terminate Equiniti Trust Company LLC as Plan Administrator and appoint another institution to serve as Plan Administrator, or to administer the Plan itself. All participants will receive notice, which may be by e-mail to participants electing to receive communications electronically, of any such change.

Transfer Agent and Registrar. Equiniti Trust Company, LLC presently acts as transfer agent, registrar and dividend paying agent for the common stock.

No Profit or Dividends Assured. Watsco cannot assure you of a profit or protect you against a loss on shares of Watsco common stock that you purchase or sell under the Plan. The payment of dividends on Watsco common stock is at the discretion of the Board and will depend upon such factors as the Board deems relevant. There can be no assurance as to the declaration or payment of any dividends on Watsco common stock. See “-No Guarantee of Dividends” above.

Interpretation of the Plan. Watsco’s officers are authorized to take any actions that are consistent with the Plan’s terms and conditions. Watsco reserves the right to interpret and regulate the Plan as it deems necessary or desirable in connection with the Plan’s operations. Any such determination by Watsco will be conclusive and binding on participants in the Plan.

Summary of Important Deadlines

Dividend Reinvestment
Action	Deadline
Initial enrollment	Available anytime. Dividend reinvestment will begin with the dividend payable after the first record date following your initial enrollment and deposit of certificates or purchase of shares in the Plan

To change dividend reinvestment options for a particular dividend, the Plan Administrator must receive written notice of any change:	Before the record date for that dividend

Shares will be credited to your Plan account in connection with any reinvestment:	On the dividend payment date, if the shares are acquired from Watsco, or following the last day on which all purchases for the dividend payment are completed, if the shares are acquired from third parties

Sale of Plan Shares Under Batch Orders
Action	Deadline
Request a “batch order” to sell your shares in a batch with other Plan participants desiring to make sales	Orders will be processed within five trading says after the Plan Administrator receives your order.

Settlement of “batch order” sales	Checks generally will be distributed within one business day after the sale transaction has settled.

USE OF PROCEEDS

We intend to use the proceeds from purchases of common stock under the Plan for general corporate purposes, including working capital and capital expenditures. Our management will have broad discretion in the use and allocation of net proceeds from purchases under the Plan. We do not know the number of shares that participants will purchase under the Plan or the prices at which the shares will be sold by us to plan participants.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The information set forth below summarizes the material U.S. federal income tax consequences of participation in the Plan. The information in this section is based on the Internal Revenue Code of 1986, as amended, or the “Code,” Treasury regulations thereunder, current administrative interpretations and practices of the Internal Revenue Service, and court decisions, all as of the date of this prospectus. Future legislation, Treasury regulations, administrative interpretations and practices or court decisions could significantly change the current law or adversely affect existing interpretations of current law. Any change could apply retroactively to transactions preceding the date of the change.

This summary applies to U.S. taxpayers only, except where otherwise stated. This discussion assumes that you hold common stock as a capital asset within the meaning of Section 1221 of the Code (generally property held for investment). The information is not intended to be a complete description of all U.S. federal income tax consequences and does not address any of the state, local or foreign tax consequences of participation in the Plan. This summary does not purport to deal with all aspects of taxation that may be relevant to you in light of your circumstances, or if you are a type of investor who is subject to special treatment under U.S. federal income tax laws (including, without limitation, insurance companies, partnerships, tax-exempt organizations, financial institutions and broker dealers). Participants should consult their own tax advisers with respect to the U.S. federal income tax consequences, as well as the state, local and foreign income tax consequences, of participation in the Plan.

Dividend Income

In general, distributions paid on common stock are taxable to you as dividends to the extent of the current or accumulated earnings and profits of Watsco, as determined under U.S. federal income tax principles. To the extent that such distributions exceed Watsco’s current or accumulated earnings and profits, the excess will constitute a return of capital that is applied against, and will reduce, your basis in the common stock, but not below zero, and then will be treated as gain from the sale of such stock. Some corporate shareholders may be entitled to a dividends-received deduction with respect to amounts treated as ordinary dividend income. In general, the amount of distributions paid by Watsco will be includable in your income even though reinvested under the Plan.

If you participate in the Plan and your reinvested distributions are used to purchase newly issued shares of common stock or shares from Watsco’s treasury, your distribution for federal income tax purposes will be equal to the fair market value of the shares of common stock that you receive pursuant to such reinvestment, which generally will be determined on the same basis on which Watsco determines the purchase price of the shares you receive. As described above, the reinvested distribution will be treated as a taxable dividend to you to the extent paid from Watsco’s current or accumulated earnings and profits. Distributions that are reinvested in shares of common stock purchased in the open market will be treated as a taxable dividend to you in an amount equal to the purchase price of such shares, plus the amount of any brokerage fees Watsco pays on your behalf (to the extent paid from Watsco’s current or accumulated earnings and profits). You should be aware that, when Watsco pays processing fees on your behalf for shares purchased in the open market, the taxable income recognized by you as a participant in the Plan may be greater than the taxable income that would have resulted solely from the receipt of the distribution in cash.

Tax Basis of Shares

For federal income tax purposes, the tax basis of shares of common stock purchased is generally the purchase price of the shares plus any brokerage commissions paid in connection with the purchase.

The Plan Administrator intends to use the “FIFO” method of computing tax basis (as defined in applicable Treasury regulations) for shares of common stock acquired by or for you under the Plan. Although Treasury regulations permit participants in certain dividend reinvestment plans to use the “average basis method” when determining the tax basis of any shares sold, participants in the Plan will not qualify for this treatment. An election to use the “average basis method” with respect to shares of stock acquired in connection with a dividend reinvestment plan is available only if the plan requires the reinvestment of at least 10% of every dividend. The Plan does not contain this requirement.

Holding Period of Shares

The holding period of common stock purchased with reinvested dividends, for purposes of determining whether any gain or loss on sale will be a long-term capital gain or loss, begins on the day after the applicable investment or purchase date. Consequently, shares of our common stock acquired at different times through the Plan will have different holding periods.

Gains and Losses from the Sale of Shares

You may realize a gain or loss at the time your shares are sold by the Plan Administrator or by you after withdrawal of the shares from the Plan. The amount of such gain or loss is based on the difference between the amount you receive for the shares, reduced by the expenses of sale, including brokerage commissions and service fees charged for the sale of shares, and your tax basis in the shares. In general, any gain or loss will be a capital gain or loss if the shares are capital assets to you and will be a long-term capital gain or loss if you have held the shares for more than one year. You also will recognize a gain or loss when you receive cash payments for fractional shares credited to your account upon your withdrawal from the Plan or upon the Plan’s termination. The amount of such a gain or loss is the difference between the amount which you receive for your fractional shares and your tax basis in such shares. You should consult your tax adviser as to the consequences of a sale of shares in view of your particular circumstances.

Net Investment Income Tax

Certain U.S. shareholders that are individuals, estates and trusts are subject to a nondeductible 3.8% tax on “net investment income,” which includes, among other things, dividends on and gains from the sale or other disposition of stock. Participants should consult with their own tax advisers regarding this legislation.

Costs of Administration

Watsco will pay all costs of administration of the Plan. Consistent with the conclusion reached by the IRS in a private letter ruling, Watsco intends to take the position that the administrative costs do not constitute a distribution that is either taxable to you or that would reduce your basis in your shares of common stock. However, because the private letter ruling was not issued to it, Watsco has no legal right to rely on the conclusions of the private letter ruling. Thus, it is possible that the IRS might view your share of the administrative costs as constituting a taxable distribution to you and/or a distribution that reduces the basis in your shares. For this and other reasons, Watsco in the future may take a different position with respect to these costs.

IRS Reports

The Plan Administrator reports dividend income to participants and the IRS on Form 1099-DIV. The Plan Administrator reports the proceeds from the sale of Plan shares to the selling participants and the IRS on

Form 1099-B. For non-resident aliens or non-U.S. corporations, partnerships or other entities, the Plan Administrator reports dividend income to the selling participants and the IRS on Form 1042-S.

Dividends Subject to Withholding

Reinvested dividends are subject to federal backup withholding tax (currently at a rate of 24%) if you fail to provide a taxpayer identification number to the Plan Administrator. In addition, if you are a non-resident alien or a non- U.S. corporation, partnership or other entity, your dividends will be subject to federal income tax withholding (currently at a rate of 30%) unless you or your intermediary provides an appropriate Form W-8 to the Plan Administrator documenting your entitlement to an exemption from, or a reduced rate of, withholding tax. In any case in which federal income taxes are required to be withheld, the Plan Administrator reinvests an amount equal to the dividends less the amount of tax withheld. For IRS reporting purposes, the amount of the tax withheld is included in the holder’s dividend income.

Legislation Affecting Taxation of Common Stock Held by or Through Foreign Entities

The Foreign Account Tax Compliance Act, or “FATCA,” generally imposes a 30% U.S. federal withholding tax on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities unless certain due diligence, reporting, withholding and certification requirements are satisfied.

As a general matter, FATCA imposes a 30% U.S. federal withholding tax on dividends on, and (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, common stock if paid to a foreign entity (whether such foreign entity is the beneficial owner or an intermediary) unless either:

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the foreign entity is a “foreign financial institution” that undertakes certain due diligence, reporting, withholding and certification obligations, or in the case of a foreign financial institution that is a resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA, the entity complies with the diligence and reporting requirements of such agreement;

•	the foreign entity is not a “foreign financial institution” and identifies and provides certain identifying information for its substantial U.S. owners; or

•	the foreign entity otherwise is exempted under FATCA.

An intergovernmental agreement between the United States and an applicable non-U.S. government may modify these rules.

While withholding under FATCA generally would apply to payments of gross proceeds from the sale or other disposition of securities (including our common stock), proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

If withholding is required under FATCA on a payment related to common stock, under certain circumstances a foreign entity may be eligible for a refund or credit from the IRS of such withholding tax and may be required to file a U.S. federal income tax return to claim such refunds or credits. Potentially affected shareholders should consult their tax advisers regarding the effect of FATCA in their particular circumstances.

PLAN OF DISTRIBUTION

Except to the extent that the Plan Administrator purchases shares of common stock in the open market through its independent agent, Watsco will sell directly to the Plan Administrator the shares of common stock acquired under the Plan. No processing fees will be payable by any participant in connection with such purchases of common stock from Watsco.

In connection with any investment in which the Plan Administrator purchases shares of common stock in the open market through its independent agent, a participant will be required to pay a processing fee per share purchased. Upon withdrawal by a participant from the Plan by the sale of shares of common stock held under the Plan, the participant will receive the proceeds of that sale, less any applicable withholding, transfer or other taxes, and will be required to pay a processing fee per share sold and the applicable service fee. For information about such fees, see “Description of the Plan—Summary of Participation Fees.”

Watsco may sell common stock to persons, including brokers or dealers and other financial intermediaries, that, in connection with any resales of those shares, may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended. Watsco has no arrangements or understandings, formal or informal, with any person relating to the sale of shares of common stock under the Plan.

Watsco reserves the right to deny, suspend or terminate participation in the Plan by otherwise eligible persons to eliminate practices that are inconsistent with the purpose of the Plan.

The Common stock and Class B common stock are currently listed on the NYSE and trade under the symbols “WSO” and “WSOB”, respectively.

The common stock may not be available under the Plan in all states or other jurisdictions. Watsco is not making an offer to sell, or a solicitation of an offer to buy, common stock in any state or other jurisdiction where the offer or sale is not permitted.

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities offered under this prospectus supplement will be passed upon for us by Greenberg Traurig, P.A., Miami, Florida. Cesar Alvarez, one of our Directors, is the Executive Chairman of Greenberg Traurig, P.A., which receives from us customary fees for legal services.

EXPERTS

The consolidated financial statements of Watsco, Inc. and its subsidiaries as of December 31, 2023 and for the year ended December 31, 2023 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 have been incorporated by reference herein in reliance upon the report of Deloitte & Touche LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Watsco, Inc. and its subsidiaries as of December 31, 2022 and 2021, and for each of the years in the two-year period ended December 31, 2022, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

Watsco, Inc.

Common Stock

Class B Common Stock

We are Watsco, Inc., a corporation incorporated under the laws of the State of Florida. This prospectus relates to the public offer and sale of Common stock and Class B common stock that we may offer from time to time. We may offer and sell the securities at prices and on terms to be determined at the time of sale and set forth in a prospectus supplement. You should read this prospectus, the applicable prospectus supplement and other offering materials carefully before you invest.

We may offer the securities from time to time through public or private transactions, and in the case of our Common stock and our Class B common stock, on or off the New York Stock Exchange, at prevailing market prices or at privately negotiated prices. Sales may be made directly to purchasers or to or through agents, broker-dealers or underwriters. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the agents or underwriters and any applicable fees, commissions or discounts. Our net proceeds from the sale of securities will also be set forth in the applicable prospectus supplement.

Our Common stock is listed on the New York Stock Exchange under the ticker symbol “WSO,” and our Class B common stock is listed on the New York Stock Exchange under the ticker symbol “WSOB.”

Investing in our securities involves risks. Before buying any offered securities, you should carefully consider the risk factors contained in this prospectus under the heading “Risk Factors”, beginning on page 2 of this prospectus and in the “Risk Factors” section of the documents incorporated by reference in this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is November 4, 2024.

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission, or the SEC. By using a shelf registration statement, Watsco may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. As allowed by the SEC rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, of which this prospectus forms a part, please see that agreement or document for a complete description of these matters.

This prospectus provides you only with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of the securities offered. You should read this prospectus and any prospectus supplement together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in the “Where You Can Find More Information” section found on page 9. Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus or any prospectus supplement will supersede the information in this prospectus or such prospectus supplement. Before purchasing any securities, you should carefully read this prospectus, any supplement and any free writing prospectus related to the applicable securities that is prepared by us or on our behalf or that is otherwise authorized by us, together with the additional information described under the heading “Incorporation of Certain Documents by Reference” found on page 9.

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus related to the applicable securities that is prepared by us or on our behalf or that is otherwise authorized by us. We have not authorized any other person to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we have previously filed with the SEC and incorporate herein by reference, is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

References in this prospectus to the “Registrant,” “Watsco,” “we,” “us,” and “our” refer to Watsco, Inc. and its subsidiaries, unless the context requires otherwise.

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RISK FACTORS

Investing in our securities involves risks. Before deciding to purchase any of our securities, you should carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2023, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024, and September 30, 2024, and the other documents incorporated by reference in this prospectus, and under similar headings in our subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the other risks and uncertainties described in any applicable prospectus supplement and in the other documents incorporated by reference in this prospectus. See the section entitled “Where You Can Find More Information” found on page 9. The risks and uncertainties we discuss in the documents incorporated by reference in this prospectus are those we currently believe may materially affect our company. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial also may materially and adversely affect our business, financial condition and results of operations.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain of the statements contained in this prospectus and in documents incorporated by reference in this prospectus are “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. Generally, the words “anticipate,” “estimate,” “could,” “should,” “may,” “plan,” “seek,” “expect,” “believe,” “intend,” “target,” “will,” “project,” “focused,” “outlook,” “goal,” “designed” and variations of these words and negatives thereof and similar expressions are intended to identify forward-looking statements, which generally are not historical in nature. All statements which address future operating performance, events or developments that we expect or anticipate will occur in the future, and statements about future operating results, are forward-looking statements, including statements regarding, among other items, (i) economic conditions, (ii) business and acquisition strategies, (iii) potential acquisitions and/or joint ventures and investments in unconsolidated entities, (iv) financing plans and (v) industry, demographic and other trends affecting our financial condition or results of operations. These forward-looking statements are based on management’s current expectations, are not guarantees of future performance and are subject to a number of risks, uncertainties, and changes in circumstances, certain of which are beyond our control. Actual results could differ materially from these forward-looking statements as a result of several factors, including, but not limited to:

•	general economic conditions, both in the United States and in the international markets we serve;

•	competitive factors within the HVAC/R industry;

•	effects of supplier concentration, including conditions that impact the supply chain;

•	fluctuations in certain commodity costs;

•	consumer spending;

•	consumer debt levels;

•	new housing starts and completions;

•	capital spending in the commercial construction market;

•	access to liquidity needed for operations;

•	seasonal nature of product sales;

•	weather patterns and conditions;

•	insurance coverage risks;

•	federal, state, and local regulations impacting our industry and products;

•	prevailing interest rates;

•	the effect of inflation;

•	foreign currency exchange rate fluctuations;

•	international risk;

•	cybersecurity risk; and

•	the continued viability of our business strategy.

We believe these forward-looking statements are reasonable; however, you should not place undue reliance on any forward-looking statements, which are based on current expectations. For additional information regarding important factors that may affect our operations and could cause actual results to vary materially from those anticipated in the forward-looking statements, please see Item 1A “Risk Factors” in our Annual Reports on Form 10-K, as well as the other documents and reports that we file with the SEC and incorporate by reference into this prospectus. Forward-looking statements speak only as of the date the statements were made. We assume

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no obligation to update forward-looking information or the discussion of such risks and uncertainties to reflect actual results, changes in assumptions, or changes in other factors affecting forward-looking information, except as required by applicable law. We qualify any and all of our forward-looking statements by these cautionary factors.

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THE COMPANY

This summary highlights selected information and does not contain all the information that is important to you. You should carefully read this prospectus, any applicable prospectus supplement and the documents to which we have referred to in “Incorporation of Certain Documents by Reference” on page 9 of this prospectus for information about us and our financial statements.

Watsco, Inc. was incorporated in Florida in 1956 and is the largest distributor of air conditioning, heating, and refrigeration equipment and related parts and supplies (“HVAC/R”) in the HVAC/R distribution industry in North America. At September 30, 2024, we operated from 689 locations in 43 U.S. States, Canada, Mexico, and Puerto Rico with additional market coverage on an export basis to portions of Latin America and the Caribbean.

Our principal executive office is located at 2665 South Bayshore Drive, Suite 901, Miami, Florida 33133, and our telephone number is (305) 714-4100. Our website address on the Internet is www.watsco.com. The information contained on or accessible through our website is not incorporated into this prospectus.

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USE OF PROCEEDS

Unless we specify otherwise in the applicable prospectus supplement, we expect to use the net proceeds, if any, from the sale of the securities offered hereby for general corporate purposes, which may include:

•	acquisitions of assets and businesses;

•	repayment of indebtedness outstanding at that time; and

•	general working capital.

Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in the related prospectus supplement.

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DESCRIPTION OF CAPITAL STOCK

The following summarizes certain material terms and provisions of our Common stock, our Class B common stock and our preferred stock. It does not purport to be complete, however, and is qualified in its entirety by reference to the Florida Business Corporation Act, referred to as the Florida Act, and the complete text of our Amended and Restated Articles of Incorporation, as amended, referred to as our Amended and Restated Articles of Incorporation, and our Second Amended and Restated Bylaws, referred to as our Amended and Restated Bylaws, each of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

Overview - Authorized and Outstanding Shares

As of October 29, 2024, under our Amended and Restated Articles of Incorporation, we had the authority to issue:

•	60,000,000 shares of Common stock, par value $0.50 per share;

•	10,000,000 shares of Class B common stock, par value $0.50 per share; and

•	10,000,000 shares of preferred stock, par value $0.50 per share, which are issuable in series on terms determined by our Board of Directors, of which none are currently designated.

As of October 29, 2024:

•	34,829,623 shares of our Common stock, excluding 4,066,981 treasury shares, were outstanding;

•	5,552,050 shares of our Class B common stock, excluding 34,872 treasury shares, were outstanding; and

•	no shares of our preferred stock were outstanding.

The following descriptions set forth certain general terms and provisions of our Common stock and Class B common stock to which a prospectus supplement may relate. The particular terms of the shares of Common stock and Class B common stock being offered and the extent to which the general provisions may apply will be described in the applicable prospectus supplement. If so indicated in the applicable prospectus supplement, the terms of any series of shares of capital stock may differ from the terms set forth below, except with respect to those terms required by our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws.

Rights of Our Common Stock

Preemptive Rights. The holders of our Common stock do not have preemptive rights to purchase or subscribe for any stock or other securities of ours.

Voting Rights. Each outstanding share of our Common stock is entitled to one vote per share.

Dividends. Holders of our Common stock are entitled to receive dividends or other distributions when and if declared by our Board of Directors. The right of our Board of Directors to declare dividends, however, is subject to any rights of the holders of other classes of our capital stock and the availability of sufficient funds under Florida law to pay dividends. In addition, our ability to pay dividends depends on certain restrictions in our unsecured revolving credit agreement.

Liquidation Rights. In the event of the liquidation of the Company, subject to the rights, if any, of the holders of other classes of our capital stock, the holders of our Common stock are entitled to receive any of our assets available for distribution to our shareholders ratably in proportion to the number of shares held by them.

Listing. We list our Common stock on the New York Stock Exchange under the symbol “WSO.”

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Additionally, please see “—Material Provisions of our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws” below.

Rights of Our Class B Common Stock

Our Class B common stock is substantially identical to our Common stock except: (i) each share Common stock is entitled to one vote on all matters submitted to a vote of our shareholders, and each share of Class B common stock is entitled to ten votes; (ii) shareholders of Common stock are entitled to elect 25% of our Board of Directors (rounded up to the nearest whole number), and Class B shareholders are entitled to elect the balance of the Board of Directors; (iii) cash dividends may be paid on Common stock without paying a cash dividend on Class B common stock, and no cash dividend may be paid on Class B common stock unless at least an equal per share cash dividend is paid on Common stock; and (iv) Class B common stock is convertible at any time into Common stock on a one-for-one basis at the option of the shareholder.

We list our Class B common stock on the New York Stock Exchange under the symbol “WSOB.”

Additionally, please see “—Material Provisions of our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws” below.

Rights of Our Preferred Stock

We are authorized to issue preferred stock with such designation, rights and preferences as may be determined from time to time by our Board of Directors. Accordingly, the Board of Directors is empowered, without approval of the holders of our Common stock or Class B common stock, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of our Common stock and Class B common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company or making removal of management more difficult. Please see “—Material Provisions of our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws” below.

Material Provisions of our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws

Our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws contain provisions that could discourage, delay or prevent a tender offer or takeover attempt at a price which many shareholders may find attractive. The existence of these provisions could limit the price that investors might otherwise pay in the future for shares of our Common stock and Class B common stock.

Blank Check Preferred Stock. As noted above, our preferred stock could be issued quickly and utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company or make removal of management more difficult. As of the date of the prospectus, the Company does not intend to issue any preferred stock.

Election of Directors. Our Amended and Restated Articles of Incorporation provide for the filling of vacancies occurring on the Board of Directors by certain votes of the remaining directors. These provisions may discourage a third party from voting to remove incumbent directors and simultaneously gaining control of the Board of Directors by filling the vacancies created by that removal with its own nominees.

Classified Board. Our Amended and Restated Articles of Incorporation provide that our Board of Directors shall be divided into three classes serving staggered terms. Approximately one-third of the Board of Directors is elected each year. The provision for a classified board could prevent a party who acquires control of a majority of our outstanding capital stock entitled to vote from obtaining control of our Board of Directors until the second

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annual shareholders’ meeting following the date the acquiring party obtains such a controlling interest. The classified board provision could discourage a potential acquiror from making a tender offer or otherwise attempting to obtain control of the Company and could increase the likelihood that incumbent directors will retain their positions.

Indemnification. Our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws provide for indemnification of our officers and directors to the fullest extent allowed by applicable law. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, which we refer to as the Securities Act, may be permitted to directors, officers or persons controlling us under the provisions that we describe above or otherwise, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Transfer Agent and Registrar

The transfer agent and registrar for our Common stock and Class B common stock is Equiniti Trust Company, LLC.

Florida Anti-Takeover Statute

As a Florida corporation, we are subject to certain anti-takeover provisions that apply to public corporations under Florida law. Pursuant to Section 607.0901 of the Florida Act, a publicly held Florida corporation may not engage in a broad range of business combinations or other extraordinary corporate transactions with an interested shareholder for a period of three (3) years following the time that such shareholder became an interested shareholder, unless:

•

such business combination or other extraordinary corporate transaction (including a transaction which resulted in the shareholder becoming an interested shareholder) is approved by a majority of disinterested directors before the subject shareholder becomes an interested shareholder;

•

upon consummation of such a business combination or extraordinary corporate transaction that resulted in the subject shareholder becoming an interested shareholder, such shareholder owned at least 85% of the outstanding voting shares of the corporation at the time such transaction commenced, exclusive of shares owned by directors, officers and certain employee stock plans; or

•

at or subsequent to the time the subject shareholder became an interested shareholder, such business combination or other extraordinary corporate transaction is approved by the board of directors and authorized by an affirmative vote of the holders of two-thirds of the voting shares of the corporation (excluding shares held by the interested shareholder) at an annual or special meeting of shareholders, and not by written consent.

The above requirements do not apply to such business combinations or other extraordinary corporate transactions with an interested shareholder if:

•	the corporation has not had more than 300 shareholders of record at any time during the three years preceding the announcement date of any such business combination;

•	the interested shareholder has owned at least 80% of the corporation’s outstanding voting shares for at least three (3) years preceding the announcement date of any such business combination;

•

the interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares of the corporation, exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors; or

•	the consideration paid to the holders of the corporation’s voting stock is at least equal to certain fair price criteria.

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An interested shareholder is defined as a person who, together with affiliates and associates, beneficially owns more than 15% of a corporation’s outstanding voting shares. We have not made an election in our Amended and Restated Articles of Incorporation to opt out of Section 607.0901.

In addition, we are subject to Section 607.0902 of the Florida Act, which prohibits the voting of shares in a publicly held Florida corporation that are acquired in a control share acquisition unless (i) our Board of Directors approved such acquisition prior to its consummation or (ii) after such acquisition, in lieu of prior approval by our Board of Directors, the holders of a majority of the corporation’s voting shares, exclusive of shares owned by officers of the corporation, employee directors or the acquiring party, approve the granting of voting rights as to the shares acquired in the control share acquisition. A control share acquisition is defined as an acquisition that immediately thereafter entitles the acquiring party to 20% or more of the total voting power in an election of directors. We have not made an election in our Amended and Restated Articles of Incorporation or Amended and Restated Bylaws to opt out of Section 607.0902.

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PLAN OF DISTRIBUTION

We may sell securities to one or more underwriters or dealers for public offering and sale by them, or we may sell the securities to investors directly or through agents. The applicable prospectus supplement will set forth the terms of the particular offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters;

•	the respective amounts underwritten;

•	the nature of any material relationship between us and any underwriter;

•	the nature of the obligation of the underwriter(s) to take the securities;

•	the name or names of any selling security holders;

•	the purchase price of the securities;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price and the net proceeds we will receive from such sale;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

We may distribute our securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the prospectus supplement specifies, including in “at-the-market” offerings. We may sell our securities through a rights offering, forward contracts or similar arrangements. Any underwriting discounts or other compensation which we pay to underwriters or agents in connection with the offering of our securities, and any discounts, concessions or commissions which underwriters allow to dealers, will be set forth in the prospectus supplement. Underwriters may sell our securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of our securities may be deemed to be underwriters under the Securities Act and any discounts or commissions they receive from us and any profit on the resale of our securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from us, will be described in the applicable prospectus supplement. Unless otherwise set forth in the prospectus supplement relating thereto, the obligations of the underwriters or agents to purchase our securities will be subject to conditions precedent and the underwriters will be obligated to purchase all our offered securities if any are purchased. The public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Any common stock sold pursuant to this prospectus and applicable prospectus supplement will be approved for trading, upon notice of issuance, on the New York Stock Exchange.

Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

An underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with securities laws. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bidders to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the

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securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. The underwriters may engage in these activities on any exchange or other market in which the securities may be traded. If commenced, the underwriters may discontinue these activities at any time.

Certain of the underwriters and their affiliates may be customers of, engage in transactions with, and perform services for, us and our subsidiaries in the ordinary course of business.

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LEGAL MATTERS

Certain legal matters with respect to the validity of the securities offered under this prospectus will be passed upon for us by Greenberg Traurig, P.A., Miami, Florida. Cesar Alvarez, one of our Directors, is the Executive Chairman of Greenberg Traurig, P.A., which receives from us customary fees for legal services.

EXPERTS

The consolidated financial statements of Watsco, Inc. and its subsidiaries as of December 31, 2023, and for the year ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 have been incorporated by reference herein in reliance upon the reports of Deloitte & Touche LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Watsco, Inc. and its subsidiaries as of December 31, 2022, and for each of the years in the two-year period ended December 31, 2022 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements, and other information that we file electronically with the SEC and which are available at the SEC’s website at http://www.sec.gov. In addition, our SEC filings are available on our website at http://www.watsco.com. The information contained on, or accessible through, our website is not incorporated by reference in this prospectus and should not be considered part of this prospectus.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our Common stock and Class B common stock, including certain exhibits. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s web site listed above.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring to those documents. We hereby “incorporate by reference” the documents listed below, which means that we are disclosing important information to you by referring you to those documents. The information that we file later with the SEC will automatically update and in some cases supersede this information. Specifically, we incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(a)	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 23, 2024;

(b)

our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2024, filed with the Commission on May 3, 2024, for the fiscal quarter ended on June  30, 2024, filed with the SEC on August  2, 2024 and for the fiscal quarter ended September 30, 2024, filed with the SEC on November 1, 2024;

(c)

our Current Reports on Form 8-K filed with the SEC on February 21, 2024, March 29, 2024 and June 6, 2024 (not including any information furnished under Item 2.02, 7.01 or 9.01 of such Form 8-K or any other information that is identified as “furnished” rather than filed, which information is not incorporated by reference herein);

(d)

our Definitive Proxy Statement on Schedule 14A filed in connection with our Annual Meeting of Shareholders held on June 3, 2024, filed with the SEC on April 26, 2024 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2023); and

(e)

the description of our Common stock and Class  B common stock contained in our Current Report on Form 8-K, filed with the SEC on December 7, 2012, and any amendments to such Current Report filed subsequently thereto, including all amendments or reports filed for the purpose of updating such description, including the description of our capital stock filed as Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 28, 2020.

Additionally, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (not including any information furnished under Items 2.02, 7.01 or 9.01 of Form 8-K or any other information that is identified as “furnished” rather than filed), which information is not incorporated by reference herein), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part of this registration statement from the date of filing of such documents. Any statement contained in a document incorporated herein by reference will be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in a subsequently filed document incorporated herein by reference, modifies or supersedes the statement. Any statement modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this registration statement.

We will provide without charge to each person, including any beneficial shareholder, to whom a prospectus is delivered, upon written or oral request of that person, a copy of any and all of the information that has been incorporated by reference in this prospectus (excluding exhibits unless specifically incorporated by reference into those documents). Please direct requests to us at the following address:

Watsco, Inc.

Attn: Investor Relations

2665 South Bayshore Drive, Suite 901

Miami, Florida, 33133

(305) 714-4100

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